Exhibit 99.1

EF&A Funding, LLC

Financial Statements and

Independent Auditor’s Report

December 31, 2012 and 2011

EF&A Funding, LLC

Independent Auditor’s Report

To the Members

EF&A Funding, LLC

We have audited the accompanying financial statements of EF&A Funding, LLC which comprise the balance sheet as of December 31, 2012, and the related statements of operations, changes in members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EF&A Funding, LLC as of December 31, 2012, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Cohn Reznick LLP

Atlanta, Georgia

March 30, 2013

INDEPENDENT AUDITOR’S REPORT

To the Members

EF&A Funding, LLC

We have audited the accompanying balance sheet of EF&A Funding, LLC as of December 31, 2011, and the related statements of operations, changes in members’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EF&A Funding, LLC as of December 31, 2011, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Reznick Group, P.C.

Atlanta, Georgia

April 25, 2012

EF&A Funding, LLC

Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets

Cash and cash equivalents	$4,924,016	$875,492
Restricted cash	14,366,851	12,124,074
Mortgage loans held for sale	54,424,000	44,080,678
Receivables	1,711,520	4,675,499
Property and equipment, net	290,945	275,586
Mortgage servicing rights, at fair value	60,980,749	55,070,413
Intangible assets, net	10,120,000	10,120,000
Retained interest in securitization	367,414	394,127
Goodwill	3,247,000	3,247,000
Prepaid expenses and other assets	1,301,036	1,234,738

Total assets	$151,733,531	$132,097,607

Liabilities and Members’ Equity

Liabilities
Warehouse lines of credit	$47,350,526	$32,799,111
Note payable - related party	47,833,607	47,833,607
Accrued interest on related party note payable	6,477,042	5,262,792
Accounts payable and other accrued liabilities	3,094,734	3,006,738
Borrowers’ deposits	637,596	400,566
Recourse liability	11,435,059	12,908,790
Deferred income and other liabilities	1,179,671	1,154,212

Total liabilities	118,008,235	103,365,816

Commitments and contingencies	—	—

Members’ Equity	33,725,296	28,731,791

Total liabilities and members’ equity	$151,733,531	$132,097,607

See notes to financial statements

EF&A Funding, LLC

Statements of Operations

Years ended December 31, 2012 and 2011

	2012	2011
Revenues
Loan servicing revenue	$14,766,574	$13,642,731
Change in fair value of mortgage servicing rights	5,910,336	1,932,541
Loan origination revenue	7,876,697	5,708,861
Gain on loan sales	2,121,172	935,436
Interest	1,806,919	1,836,272
Recourse liability provision	(4,543,556)	(3,538,644)

Total revenues	27,938,142	20,517,197

Expenses
Compensation and benefits	14,804,393	11,024,846
Termination benefits	—	3,103,374
Occupancy and office expenses	760,175	784,503
Data processing	231,365	238,967
Professional fees	392,177	359,940
Interest	4,956,617	4,853,526
Depreciation expense	105,935	85,872
Amortization expense	—	1,148,000
Other general and administrative expenses	1,693,975	1,134,113

Total expenses	22,944,637	22,733,141

Net income (loss)	$4,993,505	$(2,215,944)

See notes to financial statements

EF&A Funding, LLC

Statements of Changes In Members’ Equity

Years ended December 31, 2012 and 2011

Members’ equity, December 31, 2010	$24,047,335

Net loss	(2,215,944)

Members’ contributions	6,900,400

Members’ equity, December 31, 2011	28,731,791

Net income	4,993,505

Members’ equity, December 31, 2012	$33,725,296

See notes to financial statements

EF&A Funding, LLC

Statements of Cash Flows

Years ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities
Net income (loss)	$4,993,505	$(2,215,944)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Change in fair value of mortgage servicing rights	(5,910,336)	(1,932,541)
Change in fair value of interest rate lock commitments	(56,000)	85,000
Change in fair value of forward sale commitments	85,000	(9,000)
Change in fair value of retained interest in securitization	26,713	(106,317)
Change in recourse liability	(1,473,731)	(3,676,784)
Loss on disposal of property and equipment	69,670	2,618
Depreciation and amortization	105,935	1,233,871
Mortgage loans originated	(575,864,275)	(499,096,050)
Proceeds from sales of mortgage loans	565,520,953	492,345,377
Changes in:
Receivables	2,963,979	1,011,542
Prepaid expenses and other assets	(10,297)	(29,555)
Accrued interest on related party note payable	1,214,249	3,059,046
Accounts payable and other accrued liabilities	87,997	1,815,400
Borrowers’ deposits	237,030	(748,143)
Deferred income and other liabilities	(59,541)	1,959

Net cash used in operating activities	(8,069,149)	(8,259,521)

Cash flows from investing activities
Net increase in restricted cash	(2,242,777)	(817,444)
Purchases of property and equipment	(190,965)	(120,948)

Net cash used in investing activities	(2,433,742)	(938,392)

(continued)

EF&A Funding, LLC

Statements of Cash Flows - Continued

Years ended December 31, 2012 and 2011

	2012	2011
Cash flows from financing activities
Proceeds from warehouse lines of credit	14,551,415	932,330
Net decrease in preferred capital units	—	(300,000)
Members’ contributions	—	6,900,400

Net cash provided by financing activities	14,551,415	7,532,730

Net increase (decrease) in cash and cash equivalents	4,048,524	(1,665,183)

Cash and cash equivalents, beginning of year	875,492	2,540,675

Cash and cash equivalents, end of year	$4,924,016	$875,492

Supplemental disclosures of cash flow information
Cash paid for interest	$3,742,367	$1,797,532

See notes to financial statements

EF&A Funding, LLC

Notes to Financial Statements

December 31, 2012 and 2011

Note 1 - Organization

On January 12, 2007, EF&A Funding, LLC (the “Company”) was acquired under a recapitalization transaction whereby its former members’ ownership interests were redeemed by two new members controlled by The Alliant Company, LLC (“TAC” or “Alliant”). The financial statements of EF&A reflect the allocation of the purchase price of the new owners under the application of push down accounting.

The Company originates, sells, and services multifamily loans under the Delegated Underwriting and Servicing (“DUS”) program of the Federal National Mortgage Association (“Fannie Mae”).  As a result, the Company is dependent on the DUS program for all of its servicing and origination revenue.  The Company is a HUD-approved Title II Non-supervised Mortgagee, however no Title II Non-supervised Mortgages have been closed in 2012 or 2011.  For the years ended December 31, 2012 and 2011, the Company originated loans in 24 states and 19 states, respectively.

Note 2 - Significant Accounting Policies

Basis of Financial Statement Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and reporting practices applicable to the mortgage banking industry.

Risks and Uncertainties

In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory.  There are three main components of economic risk: interest rate risk, credit risk and market risk.  The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, which may negatively impact the Company’s operations.  In a falling interest rate environment, the Company may be exposed to prepayment risk that may negatively impact the Company’s operations, including servicing revenue as well as the valuation of the mortgage servicing rights.  Credit risk is the risk of default, primarily in the Company’s servicing portfolio that can result in a larger recourse liability.  Market risk reflects changes in the value of securities, the value of collateral underlying loans receivable and the valuation of real estate owned, if any.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

The Company is subject to the regulations of the Fannie Mae DUS program and the Federal Housing Administration Title II Non-Supervised Mortgagee Program.  These regulations may change significantly from period to period.  Such regulations can also restrict the growth of the Company as a result of capital, underwriting and servicing requirements.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to change in the near term relate to the valuation of mortgage servicing rights, retained interest in securitization and liability for recourse obligations.  Because of inherent uncertainties in estimating these items, it is at least reasonably possible that the estimates used will change in the near term.

Cash and Cash Equivalents

For the purpose of reporting cash flows, cash and cash equivalents includes cash on hand and money market securities with original maturities of less than 90 days.

Receivables

Receivables are reported net of an allowance for doubtful accounts.  Management’s estimate of the allowance is based on historical collection experience and a review of the current status of receivables.

Mortgage Loans Held for Sale

The Company originates low-income multi-family mortgage loans which are recorded at the lower of cost or market.  The holding period for these loans is generally one month and the loans are sold to investors at an amount equal to their carrying basis.

Mortgage loans held for sale are sold with mortgage servicing rights retained by the Company.  The carrying value of the mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights based on relative fair market values at the time of sale.  Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the adjusted value of the related mortgage loans sold.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

Property and Equipment

Furniture, equipment, leasehold improvements and software are stated at cost less accumulated depreciation.  Depreciation of furniture, equipment and software is computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 7 years.

Amortization of leasehold improvements is computed over the shorter of estimated useful lives of the assets or the term of the related lease using the straight-line method.  Repairs and maintenance costs are expensed as incurred.

Mortgage Servicing Rights

The Company records an asset representing the right to service loans for others whenever it sells a loan and retains the mortgage servicing rights (“MSRs”).  When the Company sells mortgage loans, it allocates the cost of the mortgage loans between the loans sold and the interest it continues to hold, based on relative fair values.  In accordance with GAAP, the Company reports all MSRs using the fair value method.  Under the fair value method, these MSRs are carried in the balance sheet at fair value and the changes in fair value, primarily due to changes in valuation inputs and assumptions and to the collection/realization of expected cash flows, are reported in income.

Retained Interest in Securitization

The Company classifies its retained interest in securitizations as available-for-sale and carries these securities at their estimated fair value.  If the fair value of the retained interest declines below its amortized cost, the change in valuation is recognized as a loss in the statement of operations.  Interest income on the retained interest is recognized using the effective yield method.  Because market quotes are generally not available for retained interests, the Company estimates fair value based upon the present value of estimated future cash flows using assumptions of loss severity rates and discount rates that the Company believes market participants would use for similar assets and liabilities.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the entity, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the entity does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

Mortgage loan sales to Fannie Mae or other private investors under the DUS program meet the criteria described above.  Accordingly, when financial assets are transferred, management removes the sold loans from the balance sheet and recognizes a gain on sale in the statement of operations.

Interest Rate Lock Commitments

The Company enters into interest rate lock commitments with borrowers on loans intended to be held for resale and enters into forward sale commitments under the Fannie Mae DUS program.  In accordance with GAAP, those commitments are considered freestanding derivative instruments.  The interest rate exposure on the interest rate lock commitments is economically hedged with forward sale commitments entered into with Fannie Mae.  Under the Fannie Mae DUS program, both the interest rate lock commitment and forward sale commitment are entered into simultaneously.  The Company records all interest rate lock commitments to customers and commitments to sell to Fannie Mae at fair value, and any changes in fair value are recorded in earnings.

Borrowers’ Deposits

The Company holds borrowers’ deposits, which represent undisbursed funds that were collected for the processing of borrowers’ loan applications and rate lock commitments.  These deposits are collected from borrowers to be used for loan processing costs that are disbursed by the Company on behalf of the borrowers.  These funds are deposited in an account separate from the Company’s operating funds.  It is the Company’s policy to refund undisbursed deposits within 60 days after the close of escrow. Borrowers’ deposits from the small loan group are typically refunded at loan closing.  The Company holds other deposits, which represent non-refundable application deposits and rate lock deposits.

Recourse Liability

Under the Fannie Mae DUS program, the Company is responsible for absorbing losses on Fannie Mae Level I originated loans in accordance with its loss sharing agreement with Fannie Mae.  The Company’s loss sharing obligation is limited to a maximum amount equal to 33.33 percent of the original mortgage loan amount.  The recourse liability is based on estimates and is maintained at a level considered adequate to provide for future loss obligations.  An estimate of the recourse liability is recorded at the time of transfer.  The liability is increased by provisions charged to income and reduced by net charge-offs.  In evaluating the adequacy of the liability, the Company performs credit reviews of the servicing portfolio that considers the borrower’s ability to repay, the value of any underlying collateral, the seriousness of the loan’s delinquency status and other factors that affect the collectability of the loan and the estimated amount of the Company’s recourse liability.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

Loan Origination Fees

Loan origination fees and certain direct loan origination costs for mortgage loans held for sale are deferred until the related loans are sold.  Net deferred loan origination fees as of December 31, 2012 and 2011 were $262,671 and $247,534, respectively and are included in deferred income and other liabilities on the balance sheet.

Loan Servicing Revenue

Loan servicing revenue is earned for servicing loans, including all activities related to servicing the loans, for Fannie Mae under the DUS program and other investors and is recognized as services are provided.

Goodwill and Other Intangible Assets

Goodwill consists principally of the excess of cost over the fair value of net assets acquired in business combinations, $3,247,000 at acquisition date, and is not amortized.  Other intangible assets include identifiable intangible assets with indefinite lives of approximately $10,120,000 and identifiable intangible assets with finite lives of approximately $9,320,000.  Intangible assets with indefinite lives (trade name, trademark and Fannie Mae DUS agreement) are not amortized and intangible assets with finite lives (borrower relationships, technology, and non-compete agreements) are amortized over periods ranging from 4 to 5 years.

For the years ended December 31, 2012 and 2011, amortization expense was $- and $1,148,000, respectively.  As of December 31, 2012 and 2011, accumulated amortization for amortizable intangible assets was $9,320,000 and $9,320,000, respectively.  All amortizable intangible assets were fully amortized during the year ended December 31, 2012.

In accordance with GAAP, the Company performs an annual assessment of impairment of its intangible assets in the fourth quarter of each year, unless circumstances dictate assessments that are more frequent.  Each test of goodwill requires the Company to determine the fair value of each reporting unit, and compare the fair value to the reporting unit’s carrying amount.  A reporting unit is defined as an operating segment or one level below an operating segment.  The Company determines the fair value of its reporting units using a combination of three valuation methods: market multiple approach; discounted cash flow approach; and comparable transactions approach.  To the extent a reporting unit’s carrying amount exceeds its fair value, an indication exists that the reporting unit’s goodwill may be impaired and the Company must perform a second more detailed impairment assessment.  The second impairment assessment involves allocating the reporting unit’s fair value to all of its recognized and unrecognized assets and liabilities in order to determine the implied fair value of the reporting unit’s goodwill as of the assessment date.  The implied fair value of the reporting unit’s goodwill is then

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

compared to the carrying amount of goodwill to quantify an impairment charge as of the assessment date.  The Company’s annual assessment concluded that there was no impairment of goodwill or indefinite-lived intangible assets as of the Company’s testing date.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes.  Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns.  The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company.  Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity.  The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions that must be considered for disclosure. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, cash equivalents, mortgage loans held for sale, short-term accounts receivable, short-term accounts payable and accrued expenses.  The carrying value of these financial instruments approximates fair value due to the short-term nature of these items.  Management believes it is not practical to determine the fair value of its related party notes payable and its preferred capital units.

Reclassifications

Certain items from the prior period financial statements have been reclassified to conform to the current year presentation.  The reclassifications have no effect on net income or loss for that period.

Recent Accounting Pronouncements

In May 2011, the FASB issued an ASU to the fair value measurement and disclosure accounting guidance which provides a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards.  The ASU changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the fair value disclosure requirements, particularly for Level 3 fair value measurements which was effective for the Company on January 1, 2012.  The

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

adoption of the ASU did not have a material effect on its financial statements, but may require certain additional disclosures.

In September 2011, the FASB issued an ASU related to the accounting for goodwill.  Under the goodwill ASU, entities have the option of performing a qualitative assessment before calculating the fair value of the reporting unit when testing goodwill for impairment.  If the fair value of the reporting unit is determined, based on qualitative factors, to be more likely than not less than the carrying amount of the reporting unit, then entities are required to perform the two-step goodwill impairment test.  The ASU was effective for the Company on January 1, 2012, with early adoption permitted.  The adoption of the goodwill ASU did not have a material effect on the Company’s financial statements.

Note 3 - Restricted Cash

As of December 31, 2012 and 2011, restricted cash consisted of the following:

	2012	2011
Borrowers’ deposits	$657,098	$400,566
FDIC-insured money market accounts	13,709,753	11,723,508

Total restricted cash	$14,366,851	$12,124,074

Note 4 - Receivables

As of December 31, 2012 and 2011, receivables consisted of the following:

	2012	2011
Service fees receivables	$1,339,435	$1,198,210
Servicing expense receivables	44,913	248,205
Advances on delinquent loans	221,577	2,728,395
Inspection fee receivable	—	232,800
Note receivable and accrued interest	—	138,954
Miscellaneous receivables	105,595	128,935

Total Receivables	$1,711,520	$4,675,499

Advances on delinquent loans of $221,577 and $2,728,395 as of December 31, 2012 and 2011, respectively, are advances paid to Fannie Mae in connection with the loss sharing recourse liability (see Note 9 - Recourse Liability). These advances will be applied against the Company’s obligations under the recourse liability when settlements occur. Accordingly, they are presented in the financial statements at

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

their full amount.  The Company expects a majority of the non-performing loan receivable balances to be applied against the final recourse amount.

Property Inspection Fees Receivable

The Company receives fees for property inspections that it performs on behalf of Alliant Asset Management Company (“AAMC”), an entity with common ownership to TAC.  For the years ended December 31, 2012 and 2011, $151,200 and $232,800 was earned, included in loan servicing revenue in the accompanying statement of operations.  As of December 31, 2012 and 2011, the balance of the related receivable from AAMC was $- and $232,800, respectively, included in receivables on the accompanying balance sheet.

Note 5 - Property and Equipment

As of December 31, 2012 and 2011, property and equipment consisted of the following:

	2012	2011
Furniture and equipment	$505,392	$483,056
Leasehold improvements	12,520	10,489
Software	109,399	121,976

	627,311	615,521
Less accumulated depreciation	(336,366)	(339,935)

Property and equipment, net	$290,945	$275,586

For the years ended December 31, 2012 and 2011, depreciation expense was $105,935 and $85,872, respectively.

Note 6 - Mortgage Servicing Rights

The value of MSRs is derived from the cash flows associated with the servicing contracts on loans sold.  The Company receives a servicing fee ranging generally from 5 to 84 basis points annually on the remaining outstanding principal balances of the loans.  The servicing fees are collected from the monthly payments made by the mortgagees.  The Company generally receives other remuneration including rights to various mortgagor-contracted fees such as late charges, collateral re-conveyance charges and loan prepayments penalties and the Company is generally entitled to retain the interest earned on funds held pending remittance related to its collection of mortgagor principal.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

The precise market value of MSRs cannot be readily determined because this asset is not actively traded in stand-alone markets.  Considerable judgment is required to determine the fair values of this asset and the exercise of such judgment can significantly impact the Company’s earnings.  Therefore, management exercises extensive and active oversight of this process.

The Company’s MSR valuation process combines the use of a discounted cash flow model, extensive analysis of current market data and senior financial management oversight to arrive at an estimate of fair value at each balance sheet date.  The cash flow assumptions and prepayment assumptions used in the discounted cash flow model are based on management’s own empirical data drawn from the historical performance of the MSRs, which management believes is consistent with assumptions and data used by market participants valuing MSRs.  The most critical assumptions used in the valuation of MSRs include the rate mortgages are prepaid and discount rates.  These variables can, and generally do, change from quarter to quarter as market conditions and projected interest rates change.  Management does contract with an outside service to make the associated calculations and reviews the calculations and assumptions used prior to recording any fair value adjustment.

As of December 31, 2012 and 2011, key assumptions used in estimating the fair value of the Company’s MSRs and the effect on the estimated fair value from adverse changes in those assumptions were as follows (weighted averages are based upon unpaid principal balance):

	2012	2011
Fair value of MSRs	$60,980,749	$55,070,413
Weighted average prepayment rate	1.43%	1.47%
Weighted average life (in months)	64	64
Cash flow discount rate	12.00%	12.00%

As of December 31, 2012 and 2011, mortgage servicing rights consisted of the following:

	2012	2011
Fair value, beginning of year	$55,070,413	$53,137,872
Servicing resulting from transfers of financial assets	15,107,538	11,727,876
Change in fair value due to payments and payoffs on loans	(9,197,202)	(9,795,335)

Fair value, end of year	$60,980,749	$55,070,413

Note 7 - Fair Value Disclosures

The accounting standard for fair value measurement and disclosures defines fair value, establishes a framework for measuring fair value, and provides for expanded disclosure about fair value measurements.  Fair value is defined by the accounting

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

standard for fair value measurement and disclosures as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It also establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels.  The following summarizes the three levels of inputs and hierarchy of fair value the Company uses when measuring fair value:

Level 1

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2

Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3

Level 3 inputs are unobservable inputs for the asset or liability that are typically based on an entity’s own assumptions as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the fair value measurement will fall within the lowest level input that is significant to the fair value measurement in its entirety.

The following describes valuation methodologies used to measure each assets and liabilities at fair value on a recurring and nonrecurring basis, as well as the classification of the assets or liability within the fair value hierarchy.

Mortgage Servicing Rights

Mortgage servicing rights are valued based on valuation models that utilize assumptions based on the predominant risk characteristics of the underlying loans, including principal balance, interest rate, weighted average life, cost to service and estimated prepayment speeds.  See Note 6 for specific assumptions used in valuing mortgage servicing rights.  The valuation models estimate the present value of estimated future net servicing income.  The Company classifies mortgage servicing rights subjected to recurring fair value adjustments as Level 3.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

Retained Interest in Securitization

Retained interest in securitization is valued based on the estimated fair value based on the net present value of estimated future cash flows.  See Note 8 for the specific assumptions used in valuing retained interest in securitization.  The Company classifies retained interest in securitization subjected to recurring fair value adjustments as Level 3.

Loan Commitments

Unlike most other derivative instruments, there is no active market for the forward loan commitments that can be used to determine their fair value. The Company has developed a method for estimating the fair value by calculating the change in market value from a commitment date to a measurement date based upon changes in applicable interest rates during the period. The Company classifies loan commitments subjected to recurring fair value adjustments as Level 3.

Items Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis as of December 31, 2012 and 2011 are reflected in the following tables:

December 31, 2012

(In thousands of dollars)	Level 1	Level 2	Level 3	Fair Value
Mortgage servicing rights	$—	$—	$60,981	$60,981
Retained interest in securitization	—	—	367	367
Interest rate lock commitments	—	—	809	809
Forward sale commitments	—	—	(917)	(917)

December 31, 2011

(In thousands of dollars)	Level 1	Level 2	Level 3	Fair Value
Mortgage servicing rights	$—	$—	$55,070	$55,070
Retained interest in securitization	—	—	394	394
Interest rate lock commitments	—	—	753	753
Forward sale commitments	—	—	(832)	(832)

Note 8 - Retained Interest in Securitization

As a part of an arrangement where the Company originated $406,375,200 of loans in 1995 for an entity that securitized and sold such loans, the Company received the highest risk unrated tranche of this security that absorbs all future losses on the $406,375,200 of loans up to $8,127,504.  As of December 31, 2012 and 2011, the

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Notes to Financial Statements - Continued

December 31, 2012 and 2011

estimated fair value was $367,414 and $394,127 and related to all tranches of this security held by the Company (included in Note 11 as “Loans Serviced - Fannie Mae Non DUS”).

In 2011, management elected to revise the discount rate to better reflect the economic performance of the retained interest securities. The significant assumptions used in estimating the fair value of the retained interest were as follows:

	2012	2011
Cash flow discounted rate	10%	10%
Loss severity rate	1%	1%

The revision to the discount rate was accounted for prospectively as a change in accounting estimate, and as a result, the estimated fair value of the retained interest in securitization increased by $111,052 over the previous discount rate.

As of December 31, 2012, retained interest in securitization consisted of the following:

Fair value, beginning of year	$394,127
Loss on interest in securitization	(26,713)

Fair value, end of year	$367,414

Note 9 - Recourse Liability

As of December 31, 2012 and 2011, recourse liability consisted of the following:

	2012	2011
Balance, beginning of year	$12,908,790	$16,585,574
Provision for recourse liability	4,543,556	3,538,644
Losses incurred/settlements	(6,017,287)	(7,215,428)

Balance, end of year	$11,435,059	$12,908,790

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Notes to Financial Statements - Continued

December 31, 2012 and 2011

Loans sold under the Fannie Mae DUS program are subject to the Fannie Mae master loss sharing agreement, which was amended and restated during 2012. The amended agreement modified primarily the way in which the Company shares losses with Fannie Mae and the modifications were retroactive to cover primarily all loans under service by the Company. Under the amended agreement, the Company is required to share the losses incurred by Fannie Mae of up to 33.33 percent of the outstanding mortgage balance.  As of December 31, 2012 and 2011, the outstanding balance of loans sold under this program was approximately $3.9 billion and $3.7 billion, respectively, and represents off-balance sheet risk in the normal course of business.  The recourse liability has been established to address the Company’s potential loss exposure under the Fannie Mae loss sharing agreement.

Note 10 - Notes Payable

Line of Credit

As of December 31, 2012 and 2011, the Company maintained a line of credit with Bank of America, N.A. of $80,000,000 with a stated interest rate of BBA LIBOR Daily Floating Rate plus 1.60 and BBA LIBOR Daily Floating Rate plus 2.50, respectively.  As of December 31, 2012 and 2011, the rate was 1.812 percent and 2.796 percent, respectively.  The current line of credit agreement expires June 30, 2013, and is expected to be renewed. As of December 31, 2012 and 2011, outstanding borrowings under this line were $47,350,527 and $15,997,354, respectively.

The line is collateralized by a first lien on the Company’s interest in the mortgage loans that it originates and has not yet sold.  Advances from the line of credit cannot exceed 95 percent of the principal amounts of the mortgage loans originated by the Company and must be repaid at the earlier of the sale or other disposition of the mortgage loans or at the expiration date of the warehouse line of credit.  The terms under the line of credit agreement require the Company to comply with various covenants, including a minimum tangible net worth requirement.  Management believes the Company is in compliance with all covenants as of the balance sheet dates.

ASAP Line of Credit

In 2009, the Company entered into a Multifamily As Soon As Pooled (“ASAP”) sale agreement with Fannie Mae.  The agreement authorizes the Company to deliver closed and funded multifamily mortgage loans concurrent with entering into a designated forward sale agreement with each of those loans for a specified price.  Fannie Mae then advances payment to the Company in two separate installments according to the terms as set forth ASAP sale agreement. The first installment is considered an advance to the Company from Fannie Mae and not a sale until the

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Notes to Financial Statements - Continued

December 31, 2012 and 2011

second advance and settlement.  Installments received by the Company from Fannie Mae to fund loans are financed on the Fannie Mae ASAP Line of Credit which charges interest at a floating daily rate of LIBOR+150 with a floor of 1.85 percent and secured by the originated loan.  In November 2012, the floating daily rate was adjusted to LIBOR+150 with a floor of 1.75 percent.  As of December 31, 2012 and 2011, the rate was at the stated minimum of 1.75 percent and 1.85 percent, respectively.  As of December 31, 2012 and 2011, $-0- and $16,801,757 of loans are being held for sale through the ASAP program and are in included in Mortgages loans held for sale on the accompanying balance sheets.  Furthermore, a corresponding outstanding borrowing of $-0- and $16,801,757 on the ASAP Line exists at December 31, 2012 and 2011, respectively, and included in the Warehouse Line of Credit line of the accompanying balance sheet.

Note Payable - Related Party

As part of the recapitalization agreement on January 12, 2007, a $64,000,000 subordinated note payable to TAC was created.  The note payable to TAC is related to a loan the TAC has with a bank.  The note bears interest at a rate of 8 percent per annum and matures in 2014.  For the years ended December 31, 2012 and 2011, interest incurred on the note was $3,890,466 and $3,879,838, respectively.  As of December 31, 2012 and 2011, accrued and unpaid interest was $6,477,042 and $5,262,792, respectively.  As of December 31, 2012 and 2011, the balance of the note payable to TAC was $47,833,607 and $47,833,607, respectively.

The financial covenants were modified for the measurement period ending December 31, 2009, and management believes the Company was in compliance with all covenants as of December 31, 2011.  However, in 2011, the Company was not able to meet all of the debt covenant ratio requirement due to the unexpected expense related to payment of a termination benefit paid to the Company’s former CEO who retired due to a terminal illness (see Note 13). Because of the unusual nature of the CEO’s termination expense which resulted in the Company’s inability to meet the required debt service ratio requirement, management requested and received waivers from the lender regarding the debt covenant violation for each of the two quarterly compliance periods ended December 31, 2011 and for the first two quarterly compliance periods during the year ended December 31, 2012. Management believes the Company was in compliance with all debt covenants for the remaining two quarterly compliance periods during the year ended December 31, 2012.

The financial covenants were modified during November of 2012. These modifications primarily included a reduction in the required debt service ratio and in the exclusion of any payments or expenses related to the termination of the former CEO from the calculation of the debt service ratio for the compliance quarters ending

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Notes to Financial Statements - Continued

December 31, 2012 and 2011

March 31, 2012, June 30, 2012, and September 30, 2012. Management believes the Company was in compliance with all covenants, as modified, as of December 31, 2012

As of December 31, 2012, the principal payments required under the loan between TAC and the bank for each of the next three years were as follows:

Ending December 31,	Amount
2013	$8,250,000
2014	8,000,000
2015	8,750,000

$25,000,000

The Company is not required to make periodic principal payments according to the terms of its loan agreement with TAC, and made no principal payments during the years ended December 31, 2012 and 2011.

Note 11 - Loan Servicing and Escrow Funds

As of December 31, 2012 and 2011, the Company’s loans servicing consisted of the following:

	2012		2011
	Loans	Dollar Value	Loans	Dollar Value
Loans serviced - Fannie
Mae Level I	1,011	$3,880,027,693	931	$3,689,377,076
Loans serviced - Fannie
Mae Non DUS	8	8,279,859	8	9,245,345

Totals	1,019	$3,888,307,552	939	$3,698,622,421

As of December 31, 2012 and 2011, related custodial funds on deposit in custodial bank accounts were $77,700,901 and $71,151,765, respectively, which are not included in the accompanying balance sheets.  However, the Company does benefit from these deposits by retaining interest earned.

Note 12 - 401(k) Plan

The Company has adopted a 401(k) savings plan (the “Plan”) that covers all employees having completed at least three months of service and attained age 21.  Participants may make voluntary contributions to the Plan of up to 90 percent of their compensation or the maximum allowed by the Internal Revenue Service.  The Company does not match employees’ contributions.

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Notes to Financial Statements - Continued

December 31, 2012 and 2011

Note 13 - Commitments and Contingencies

Loan Commitments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business.  To date, these financial instruments include commitments to extend credit and sell loans.

Commitments to extend credit are generally agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Occasionally, the commitments may expire without being drawn upon, therefore, the total commitment amounts does not necessarily represent future cash requirements.

As of December 31, 2012, outstanding commitments were as follows:

Commitments to sell loans	$54,424,000

Commitments to fund loans	$5,297,100

As of December 31, 2011, outstanding commitments were as follows:

Commitments to sell loans	$44,080,678

Commitments to fund loans	$8,163,275

The Company sells substantially all of its loan originations in the secondary market. The Company uses derivative instruments to manage interest rate risk associated with these activities. Specifically, the Company enters into interest rate lock commitments (“IRLCs”) with borrowers, which are considered to be derivative instruments. The Company manages its exposure to interest rate risk in IRLCs by entering into forward sale commitments to sell loans to Fannie Mae. Commitments to sell loans expose the Company to interest rate risk if market rates of interest decrease during the commitment period. Such forward sale commitments are considered to be derivative instruments. These derivatives are not designated as accounting hedges as specified in GAAP. As such, changes in the fair value of the derivative instruments are recognized currently through earnings.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

As of December 31, 2012 and 2011, the fair value of interest rate lock commitments was as follows:

	2012	2011
Fair value, beginning of year	$753,000	$838,000
Gain (loss) in interest rate lock commitments	56,000	(85,000)

Fair value, end of year	$809,000	$753,000

As of December 31, 2012 and 2011, the fair value of forward sale commitments was as follows:

	2012	2011
Fair value, beginning of year	$(832,000)	$(841,000)
Gain (loss) in forward sale commitments	(85,000)	9,000

Fair value, end of year	$(917,000)	$(832,000)

As of December 31, 2012 and 2011, net unrealized cumulative losses of $29,000 and $79,000, respectively, were recognized in net loss on loan sales activities on the derivative instruments specified in the previous paragraph.

The following table summarizes the Company’s derivative assets and liabilities as of December 31, 2012 and 2011:

	2012	2011
Interest rate lock commitments	$809,000	$753,000
Forward sale commitments	(917,000)	(832,000)

Net unrealized cumulative loss	$(108,000)	$(79,000)

Unrealized gains of $809,000 and $753,000 on IRLCs are included in other assets and unrealized losses of $917,000 and $832,000 on forward sale commitments are included in other liabilities at December 31, 2012 and 2011, respectively.

Fannie Mae DUS Reserve

As of December 31, 2012 and 2011, U.S. Government and governmental agency securities and cash equivalents pledged to Fannie Mae were approximately $13,700,000 and $11,700,000, respectively.  Fannie Mae requires the Company to maintain in its favor permitted investments or a letter of credit that serves as additional collateral to secure any loan loss obligation of a DUS lender to Fannie

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Notes to Financial Statements - Continued

December 31, 2012 and 2011

Mae.  The amount of the permitted investments or letter of credit increases or decreases depending upon the amount of the original principal balance of mortgage loans sold to Fannie Mae by the DUS lender.

Mortgage Impairment Insurance

As of December 31, 2012 and 2011, the Company carried mortgage impairment insurance coverage of $25,000,000 each year.  Mortgage impairment insurance provides the Company with hazard insurance coverage for mortgage loan collateral in the event of a catastrophe for which the borrowers insurance does not provide sufficient coverage to protect the Company from loss on loans originated under the Fannie Mae DUS program.

Mortgage Bankers’ Blanket Bond

As of December 31, 2012 and 2011, the Company carried a mortgage bankers’ blanket bond of $5,000,000, and carried errors and omissions insurance coverage in excess of the mortgage bankers’ blanket bond of $8,500,000 for the years ended December 31, 2012 and 2011.

Lease Commitments

The Company is obligated under a non-cancelable lease for office space in various cities through March 31, 2017.  As of December 31, 2012, future minimum lease payments under non-cancelable leases were estimated as follows:

Ending December 31,	Amount
2013	$350,899
2014	316,246
2015	86,697
2016	88,944
2017	37,450

$880,236

The Company currently leases office space in Washington D.C.; San Francisco, California; Chicago, Illinois; Seattle, Washington; and Alpharetta, Georgia on a year-to-year basis that is not included in the future lease commitments detailed above.  For the years ended December 31, 2012 and 2011, total rent expense was $555,020 and $559,313, respectively.

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

Litigation

In the normal course of business, the Company is at times subject to pending and threatened legal actions and proceedings. After reviewing with counsel, management does not believe that any pending proceedings will result in a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

Fannie Mae Loan Guarantee

In early 2009, the Company originated and sold a $25,998,500 loan (the “Southside Loan”) to Fannie Mae. Subsequently, in November 2009, an affiliate of the Company purchased the Southside Loan with financing provided by Fannie Mae. The Company and TAC provided a guarantee to Fannie Mae for the loan totaling $26,489,662. Separately, TAC has entered into a Guaranty Reimbursement Agreement (see below) with the Company whereby TAC has agreed to fund any payments under the Fannie Mae loan guaranty.  The affiliate incurred a loss of $13,427,952 based upon appraised values of its underlying collateral related to the loan. As of November 1, 2012, this loan was paid in full by the affiliate.

Guaranty Reimbursement Agreement

The Company entered into a Guaranty Reimbursement Agreement with TAC on November 1, 2009, whereby TAC has agreed to fund any payments required to be made under the Fannie Mae loan guaranty described above related to the Southside Loan.  As a result, the Company did not make any payments pursuant to the Southside Loan and the loan was paid in full by the affiliate in November 1, 2012.

Percentage Compensation Put

During 2011, the Company’s CEO became disabled and the Company exercised its rights to terminate his employment on June 1, 2011. The termination resulted in payment of specified termination benefits totaling $350,000, which is included in compensation and benefits in the accompanying statement of operations.

Additionally, during 2010 the Company entered into a compensation agreement which provided the CEO with certain vested rights in the future income on the Company’s mortgage servicing portfolio upon occurrence of certain events. On October 1, 2011, an option under the agreement was exercised whereby remaining payments could be accelerated on a discounted basis.  The accelerated payment provision provides for payment of one third of the entire benefit upon the exercise of the put, and the remaining balance over equal monthly installments over the subsequent 36 months.  The total benefit under the agreement is $3,170,916, of

EF&A Funding, LLC

Notes to Financial Statements - Continued

December 31, 2012 and 2011

which $640,708 was reserved for losses on loans.  As of December 31 2012 and 2011, $1,098,824 and $1,633,495, respectively, of the percentage compensation remains payable, included in accounts payable and other accrued liabilities in the accompanying balance sheet.

Note 14 - Subsequent Events

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure.  The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements.  Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the Company through March 30, 2013 and concluded that no subsequent events have occurred that would require recognition in the financial statements.